UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): January 12, 2010

ICP SOLAR TECHNOLOGIES INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas Unit 131
Montreal, Quebec H4M 2Z2
(Address of Registrant’s principal executive offices)

(514) 270-5770
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2010, Mr. Larry Faulk was appointed director of ICP Solar Technologies Inc. (the "Company"). Mr. Faulk was a Washington State Senator from 1966 to 1970. He remained a prominent figure in public life in Tacoma and Pierce County for most of the next four decades. Mr. Faulk also worked as a marketing executive for Boeing for several years until his retirement in 1995. Over the years, Mr. Faulk has headed a number of nonprofit and governmental agencies, including the Martin Luther King Center in Tacoma and the Washington State Pollution and Shoreline Hearings Boards. From June 30, 2009 to January 8, 2010, Mr. Faulk served as director of EPOD Solar Inc. (a British Columbia company) ("EPOD Solar Inc."). Mr. Faulk holds a Bachelor of Arts in Political Science from Seattle University and a Masters degree in Public Administration from Evergreen State College. He is also a graduate of the Senior Executive Program for State and Local Government Officials at the Kennedy School of Government at Harvard University.

On January 12, 2010, Mr. Mark Roseborough was appointed director of the Company. Mr. Roseborough previously served as a director of EPOD from October 10, 2007 to January 8, 2010 and also as Vice-President from June 30, 2008 until July 30, 2009. From 1992 to 2003, Mr. Roseborough worked at Belkorp Industries Inc. where he was most recently Vice-President of Manufacturing having direct responsibility for the operations of three pulp and paper mills and one small oil refinery. These operations had approximately 350 employees and $300 million in revenues. From November 1999 to 2003, he also held the position as President and Chief Executive Officer of Bluewater Fiber in Port Huron, Michigan (on behalf of owner Merrill Lynch) which was a large recycle pulp mill. In 1997, Mr. Roseborough also started, and co-owned, Belkin Paper Stock, a successful paper trading business. Prior to his work at Belkorp, he served from 1989-1992 as General Manager of Slave Lake Pulp overseeing the design, construction, hiring and training of employees for a state-of-the-art mechanical pulp mill owned by Alberta Energy Company. Mr. Roseborough is also a commercial pilot.

On January 12, 2010, Mr. Ron Stewart was appointed director of the Company. Mr. Stewart holds over 40 years experience in the Ontario energy industry. Prior to his retirement in 2005, he was the CEO of Hydro Ottawa and was the Chief Operating Officer of Hydro One Networks between 1998 and 2000 and Executive Vice-President, Retail prior to the restructuring of Ontario Hydro in which separate regulatory and power development entities were created. From June 30, 2008 to January 8, 2010, Mr. Stewart served as a director of EPOD Solar Inc.

The appointments were approved by the Board of Directors of the Company on January 12, 2010.

SECTION 8

OTHER EVENTS

Item 8.01

Other Events.

On January 15, 2010, the Company issued a press release announcing the appointment of new directors. A copy of the press release is furnished as Exhibit 99.1 and is attached hereto.

Item 9.01

Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press release dated January 15, 2010, of ICP Solar Technologies Inc., announcing the appointment of new directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2010
ICP SOLAR TECHNOLOGIES INC.

By: /s/ Sass Peress
SASS PERESS
President, Chief Executive Officer and Chairman